CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-239793 on Form S-6 of our report dated July 31, 2020, relating to the financial statement of FT 8833, comprising New York Municipal Income Select Closed-End Portfolio, Series 59, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

July 31, 2020